Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36205) pertaining to the Zions Bancorporation Employee Investment Savings Plan of our report dated June 17, 2002, with respect to the financial statements and schedule of the Zions Bancorporation Employee Investment Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


Salt Lake City, Utah                        /s/Ernst & Young LLP
June 26, 2002

                                       12